EMPLOYEE STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made as of the 1st day of March, 2002, between Life Sciences Research, Inc., a Maryland corporation (hereinafter called the "Corporation"), and Brian Cass, a key employee of the Corporation (hereinafter called the "Option Holder").

     1. Grant of Option. The Corporation hereby grants pursuant to the Corporation's 2001 Equity Incentive Plan to the Option Holder the right and option, hereinafter called the "Option", to purchase an aggregate of 100,000 shares (the "Shares") of the Corporation's $0.01 par value voting common stock (such number being subject to adjustment as provided in paragraph 7 hereof), on the terms and conditions herein set forth. Such Option shall vest as follows:
Fifty (50%) Percent of the Option herein granted (for up to 50,000 shares) shall vest and may be exercised on or after the date hereof, and the remaining Fifty (50%) Percent of the Option herein granted (for up to 50,000 shares) shall vest and may be exercised on or after March 1, 2003 (unless terminated earlier pursuant to paragraph 6 hereof).

     2. Purchase Price. The purchase price of the Shares covered by the Option shall be One Dollar and Fifty Cents ($1.50) per Share.

     3. Term of Option. Subject to paragraph 8 hereof, the Option granted hereby shall be exercisable as to a portion of the total Shares in accordance with paragraph 1. The Option Holder's right to exercise the aforementioned Option shall expire ten (10) years from the date hereof. Unless terminated earlier pursuant to paragraph 6 hereof, any Option not exercised within such time specified of the date hereof shall terminate.

     4. Nontransferability.  The Option shall not be transferable otherwise than
(i) by will or the laws of descent and distribution and (ii) to parents, siblings, spouses or children of the Option Holder or to any trust or similar device intended for any of such persons' respective benefit (a "Permitted Transferee"), and the Option may be exercised, during the lifetime of the Option Holder, only by him or such Permittee Transferree. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided herein), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     5. Disclosure and Risk. The Option Holder represents and warrants to the Corporation as follows:

     (a) The Shares will be acquired by the Option Holder for the Option Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").


     (b) As of the date of the grant and of exercise, because of his position with the Corporation, and as a result of inquiries made by him and information furnished to him by the Corporation, Option Holder has and will have all information necessary for him to make an informed investment decision.

     Each certificate representing the Shares shall, if applicable, be endorsed with the following or a substantially similar legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT'), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144, PROMULGATED UNDER THE SECURITIES ACT, OR IS OTHERWISE EXEMPT FROM THE REGISTRATION AND
          PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

     The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.

     Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed and the Corporation shall promptly issue a certificate without such legend to the holder thereof if the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if the holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

     6.  Termination of Employment; Death.

     (a) In the event that the Option Holder shall cease to be an employee of the Corporation or any of its subsidiaries for any reason whatsoever, the Option may be exercised by the Option Holder (to the extent that the Option Holder shall have been entitled to do so as of the date of his termination of employment with the Corporation or any of its subsidiaries) at any time within 365 days after such termination but in any event not later than the date of expiration of the Option term. So long as the Option Holder shall continue to be an employee of the Corporation or any of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Option Holder any right to continue as an employee of the Corporation or any of its subsidiaries.

     (b) In the event that the Option Holder dies prior to exercising all or any portion of the Option, the Option may be exercised by the estate of the Option Holder (to the extent that the Option Holder shall have been entitled to do so) at any time within 365 days after the death of the Option Holder, but in any event not later than the date of expiration of the Option term.

     7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

     8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Corporation, at its principal office or such other location as may be designated by the Secretary of the Corporation. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The notice of election shall be accompanied by this Agreement and payment of the full purchase price for the Shares being purchased. As an alternative to payment of the purchase price for the Shares, the Option may, at the election of the holder, be converted into the nearest whole number of Shares equal to (X) the product of (A) the number of Shares subject to this option and
(B) the excess, if any, of (1) the closing market price per Share as of the exercise date over (2) the Purchase Price (as adjusted through the exercise date), divided by (Y) the closing market price per Share as of the exercise date. The Corporation shall deliver a certificate or certificates representing Shares as soon as practicable after the notice of election has been received. In the event the Option shall be exercised by any person or persons other than the Option Holder, the notice of election shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.


     9. Change in Control. A Change in Control of the Corporation (as defined in the 2001 Equity Incentive Plan) shall have the effect on the Option set forth in
Section 9 of the 2001 Equity Incentive Plan.

     10. Optionee Not a Shareholder. The Option Holder under this Option, as such, shall not be entitled by any reason of this Option to any rights whatsoever as a shareholder of the Corporation.

     11.      General Provisions.

          (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel for the Corporation, are applicable thereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland other than its conflicts of laws provisions.

          (c) Any notice to be given hereunder by either party to the other shall be in writing and shall be given either by personal delivery or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the other party at the respective addresses set forth below their signatures to this Agreement, or at any other address as such party may hereafter specify in writing.

          (d) This Agreement sets forth the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

          (e) The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

          (f) As used herein, the masculine gender shall include the feminine and the neuter genders, the neuter shall include the masculine and the feminine genders, the singular shall include the plural, and the plural shall include the singular.

          (g) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Option Holder has hereunto set his hand and seal, all as of the day and year first above written.

                                      OPTION HOLDER

                                        /s/ Brian Cass
                                      ------------------------------
                                Name: Brian Cass


                                LIFE SCIENCES RESEARCH, INC.


                                By:    /s/ Andrew H. Baker
                                Name:  Andrew H. Baker
                                Title: Chairman and Chief Executive Officer

                         EMPLOYEE STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is made as of the 1st day of March, 2002, between Life Sciences Research, Inc., a Maryland corporation (hereinafter called the "Corporation"), and Brian Cass, a key employee of the Corporation (hereinafter called the "Option Holder").

     1. Grant of Option. The Corporation hereby grants pursuant to the Corporation's 2001 Equity Incentive Plan to the Option Holder the right and option, hereinafter called the "Option", to purchase an aggregate of 100,000 shares (the "Shares") of the Corporation's $0.01 par value voting common stock (such number being subject to adjustment as provided in paragraph 7 hereof), on the terms and conditions herein set forth. Such Option shall vest as follows:
Fifty (50%) Percent of the Option herein granted (for up to 50,000 shares) shall vest and may be exercised on or after the date hereof, and the remaining Fifty (50%) Percent of the Option herein granted (for up to 50,000 shares) shall vest and may be exercised on or after March 1, 2003 (unless terminated earlier pursuant to paragraph 6 hereof).

     2. Purchase Price. The purchase price of the Shares covered by the Option shall be One Dollar and Fifty Cents ($1.50) per Share.

     3. Term of Option. Subject to paragraph 8 hereof, the Option granted hereby shall be exercisable as to a portion of the total Shares in accordance with paragraph 1. The Option Holder's right to exercise the aforementioned Option shall expire ten (10) years from the date hereof. Unless terminated earlier pursuant to paragraph 6 hereof, any Option not exercised within such time specified of the date hereof shall terminate.

     4. Nontransferability.  The Option shall not be transferable otherwise than
(i) by will or the laws of descent and distribution and (ii) to parents, siblings, spouses or children of the Option Holder or to any trust or similar device intended for any of such persons' respective benefit (a "Permitted Transferee"), and the Option may be exercised, during the lifetime of the Option Holder, only by him or such Permittee Transferree. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided herein), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     5. Disclosure and Risk. The Option Holder represents and warrants to the Corporation as follows:

          (a) The Shares will be acquired by the Option Holder for the Option Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) As of the date of the grant and of exercise, because of his position with the Corporation, and as a result of inquiries made by him and information furnished to him by the Corporation, Option Holder has and will have all information necessary for him to make an informed investment decision.

     Each certificate representing the Shares shall, if applicable, be endorsed with the following or a substantially similar legend:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT'), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144, PROMULGATED UNDER THE SECURITIES ACT, OR IS OTHERWISE EXEMPT FROM THE REGISTRATION AND
          PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

     The Corporation need not allow a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied. The Corporation may also instruct its transfer agent not to allow the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.

     Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares shall be removed and the Corporation shall promptly issue a certificate without such legend to the holder thereof if the Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if the holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that a public sale, transfer or assignment of such Shares may be made without registration.

     6. Termination of Employment; Death.

          (a) In the event that the Option Holder shall cease to be an employee of the Corporation or any of its subsidiaries for any reason whatsoever, the Option may be exercised by the Option Holder (to the extent that the Option Holder shall have been entitled to do so as of the date of his termination of employment with the Corporation or any of its subsidiaries) at any time within 365 days after such termination but in any event not later than the date of expiration of the Option term. So long as the Option Holder shall continue to be an employee of the Corporation or any of its subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Option Holder any right to continue as an employee of the Corporation or any of its subsidiaries.

          (b) In the event that the Option Holder dies prior to exercising all or any portion of the Option, the Option may be exercised by the estate of the Option Holder (to the extent that the Option Holder shall have been entitled to do so) at any time within 365 days after the death of the Option Holder, but in any event not later than the date of expiration of the Option term.

     7. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Shares or Shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which, if the Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in paragraph 2 hereof) and had not been disposed of, such person or persons would be holding at the time of such exercise as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional shares shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. In no event shall any adjustments be made to the Option as a result of the issuance or redemption of securities of the Corporation for cash or other consideration, or upon the exercise of any conversion rights of any securities of the Corporation.

     8. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Secretary of the Corporation, at its principal office or such other location as may be designated by the Secretary of the Corporation. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. The notice of election shall be accompanied by this Agreement and payment of the full purchase price for the Shares being purchased. As an alternative to payment of the purchase price for the Shares, the Option may, at the election of the holder, be converted into the nearest whole number of Shares equal to (X) the product of (A) the number of Shares subject to this option and
(B) the excess, if any, of (1) the closing market price per Share as of the exercise date over (2) the Purchase Price (as adjusted through the exercise date), divided by (Y) the closing market price per Share as of the exercise date. The Corporation shall deliver a certificate or certificates representing Shares as soon as practicable after the notice of election has been received. In the event the Option shall be exercised by any person or persons other than the Option Holder, the notice of election shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

     9. Change in Control. A Change in Control of the Corporation (as defined in the 2001 Equity Incentive Plan) shall have the effect on the Option set forth in
Section 9 of the 2001 Equity Incentive Plan.

     10. Optionee Not a Shareholder. The Option Holder under this Option, as such, shall not be entitled by any reason of this Option to any rights whatsoever as a shareholder of the Corporation.

     11. General Provisions.

          (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all fees and expenses necessarily incurred by the Corporation in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the reasonable opinion of counsel for the Corporation, are applicable thereto.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland other than its conflicts of laws provisions.

          (c) Any notice to be given hereunder by either party to the other shall be in writing and shall be given either by personal delivery or by mail, registered or certified, postage prepaid, return receipt requested, addressed to the other party at the respective addresses set forth below their signatures to this Agreement, or at any other address as such party may hereafter specify in writing.

          (d) This Agreement sets forth the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

          (e) The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

          (f) As used herein, the masculine gender shall include the feminine and the neuter genders, the neuter shall include the masculine and the feminine genders, the singular shall include the plural, and the plural shall include the singular.

          (g) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          (h) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.


     IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officer thereunto duly authorized, and the Option Holder has hereunto set his hand and seal, all as of the day and year first above written.

                                          OPTION HOLDER


                                          /s/ Brian Cass
                                   Name:  Brian Cass


                                   LIFE SCIENCES RESEARCH, INC.


                                   By:     /s/ Andrew H. Baker
                                   Name:   Andrew H. Baker
                                   Title:  Chairman and Chief Executive Officer